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                                                                    EXHIBIT 23.3

                [MCDANIEL & ASSOCIATES LETTERHEAD APPEARS HERE]


                   INDEPENDENT PETROLEUM ENGINEER'S CONSENT

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below for the Company's estimated Canadian proved reserve contained in the Annual Report on Form 10-K for the year ended December 31, 1999.

        1. Report of Canadian reserve estimates as of December 31, 1996

        2. Report of Canadian reserve estimates as of December 31, 1997

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ W.C. Seth
------------------------
W.C. Seth, P Eng.
President & Managing Director

Calgary, Alberta
Dated: March 29, 2000